UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53511	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 17, 2010, CleanTech Innovations, Inc. (the “Company”) issued a press release announcing that the Company’s management shareholders and insiders voluntarily entered into three-year lockup agreements, dated July 2, 2010, to demonstrate management’s commitment towards the long-term success of the Company. The three-year lockup period runs from December 15, 2010, until December 15, 2013, except in the event of a change of control or sale of the Company.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the lockup agreements attached hereto as Exhibits 99.8 - 99.12.

A copy of the press release is furnished as Exhibit 99.99 to this report and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.8	Lock-Up Agreement between Bei Lu and CleanTech Innovations, Inc., dated July 2, 2010
99.9	Lock-Up Agreement between Dianfu Lu and CleanTech Innovations, Inc., dated July 2, 2010
99.10	Lock-Up Agreement between Wenge Chen and CleanTech Innovations, Inc., dated July 2, 2010
99.11	Lock-Up Agreement between Ping Chen and CleanTech Innovations, Inc., dated July 2, 2010
99.12	Lock-Up Agreement between Shengfen Lin and CleanTech Innovations, Inc., dated July 2, 2010
99.99	Press Release, “CleanTech Innovations, Inc. Announces 3 Year Share Lockup Agreements with Entire Management Team and Insiders,” dated December 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)

Date:	December 17, 2010	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer